Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of CastleRock Security Holdings, Inc. of our report dated November 5, 2010 relating to our audits of the consolidated financial statements of Alarm Funding, LLC and Subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

November 5, 2010